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                                                                Exhibit 10.11(a)

                   DESCRIPTION OF COMPENSATORY ARRANGEMENT
                                     BETWEEN
                              ALLEGHANY CORPORATION
                                       AND
                                PAUL F. WOODBERRY


      Effective January 1, 1998, Mr. Woodberry receives $340,000 per year from Alleghany for consulting services relating to (i) possible investments and acquisitions which may be made by Alleghany and/or its subsidiaries and (ii) the management of the real estate and real estate-related assets of Alleghany's subsidiaries Alleghany Properties, Inc. and Sacramento Properties Holdings, Inc. Prior thereto, Mr. Woodberry received $290,000 per year from Alleghany.